UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): May 19, 2008

MONTEREY GOURMET FOODS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-11777	77-0227341
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

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1528 Moffett Street
Salinas, California  93905
(Address of principal executive offices) (Zip Code)

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Registrant's telephone number, including area code: (831) 753-6262

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01       Entry into a Material Definitive Agreement

On May 19, 2008, The Board of Directors of Monterey Gourmet Foods, Inc. entered into Change in Control Agreements (each an “Agreement”) with each of its Senior Executive Officers, Eric C. Eddings, Michael P. Schall, and Scott S. Wheeler. In early 2007 the Company’s Board of Directors began a process to review the Company’s executive retention programs and policies. These Agreements are the product of that process, which included an examination of industry best practices.

The Agreement entered into with Eric C. Eddings, our President and Chief Executive Officer provides for a payment equal to two (2) times the officer’s annual base salary plus annual incentive payment on a prorated basis, if his employment is terminated, he is reassigned or reduced in title with resulting substantial diminution in his duties and responsibilities, in connection with a “Change in Control” of the Company. The Agreements entered into with each of the other senior executive officers provide for a payment equal to one (1) times the officer’s annual base salary plus annual incentive payment on a prorated under the same circumstances. For purposes of the Agreements, a “Change in Control” is defined generally to include any sale or conveyance of over 50% of the consolidated assets or business of the Company. The specific benefits and the definition of a” Change in Control” are fully described in the form of Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01       Financial Statements and Exhibits

(c)    Exhibits.       The following exhibits are filed herewith:

Exhibit Number	Title of Document

10.1	Change of Control Severance Agreement dated May 19, 2008 between Monterey Gourmet Foods, Inc. and Senior Management.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONTEREY GOURMET FOODS, INC.
(Registrant)

Date: May 21, 2008	By:	/s/ SCOTT WHEELER

Scott Wheeler Chief Financial Officer